                                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C.  20549

                                                       FORM 8-K
                                                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 14, 2003

                           N A V I S T A R    I N T E R N A T I O N A L    C O R P O R A T I O N
                                   (Exact name of registrant as specified in its charter)

             Delaware                                   1-9618                           36-3359573
(State or other jurisdiction of               (Commission File No.)                   (I.R.S. Employer
 incorporation or organization)                                                       Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois                   60555
   (Address of principal executive offices)                               (Zip Code)

                          Registrant's telephone number, including area code (630) 753-5000

ITEM 5.    OTHER EVENTS

Navistar  International  Corporation  (NYSE:  NAV) reported that it has reached a  comprehensive  agreement with Ford Motor Company concerning termination of the Ford V-6 diesel engine program.

While  financial  terms of the settlement  will not be released,  the agreement  includes  compensation  to neutralize the on-going costs associated with  International's  diesel engine plant designed to build the V-6 diesel engine and a release by the parties of their  obligations  under the V-6 engine  contract.  The company will continue as Ford's  exclusive  supplier of V-8 diesel engines through 2012 for use in its over 8,500 lb. gross vehicle weight pick-up trucks, vans and SUVs for North America.

The company said the agreement is consistent  with the company's  previous  earnings  guidance and would not materially  impact the company's financial outlook or previously filed financial  statements and provides the shareowners with an appropriate  recovery of excess costs associated with the V-6 program.

                                                               Forward Looking Statements

Statements  contained  in this filing or the webcast  that are not purely  historical  are  forward-looking  statements  within the meaning of the Private  Securities  Litigation  Reform Act of 1995,  including  statements  regarding the  company's  expectations, hopes,  beliefs and  intentions  on  strategies  regarding  the future.  It is important to note that the  company's  actual future results could differ materially from those projected in such forward-looking  statements because of a number of factors,  including but not limited to general economic,  business and financing conditions,  labor relations,  governmental action, competitor pricing activity,  expense  volatility,  and other risks  detailed  from time to time in  Navistar's  Securities  and  Exchange  Commission filings.  Navistar assumes no obligation to update the information included in this release.

                                                              SIGNATURES

Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
                     Registrant

Date:    April 14, 2003                    /s/  Mark T. Schwetschenau
                                                Mark T. Schwetschenau
                                                Vice President and Controller
                                                (Principal Accounting Officer)